Exhibit 99.1


Gasco
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Energy                     NEWS RELEASE
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For Immediate Release on Monday, August 2, 2004
             GASCO ENERGY PROVIDES RIVERBEND PROJECT ACTIVITY UPDATE

DENVER - (PR Newswire) - August 2, 2004- Gasco Energy, Inc. (OTC BB: GASE) today provided an interim operational update on oil and gas activities on its Riverbend Project in Utah's Uinta Basin.

Drilling Activity
Year to date, Gasco has drilled six gross wells. Three have been completed and are flowing to sales, one well is flowing back frac fluid and is continuing to clean up, and two are awaiting completion.

Near-term drilling plans include two new wells in the Riverbend Project's Riverbend Area. One will test the Wasatch and Mesaverde intervals and the second well will be Gasco's third Blackhawk test. The Blackhawk test will evaluate Blackhawk potential on the northeastern flank of Gasco's leasehold, an 11-mile stepout from the Wilkin Ridge Blackhawk discovery announced in early June 2004.

Increased drilling activity has led to decreased drilling time to total depth and improved overall performance and efficiencies as Gasco engineers and drilling and service crews continue to perfect operations by learning from each well drilled. A well-by-well comparison for the first five wells is provided in chronological order.


                           Spud to Rig Release    Avg. Feet
 Well #     Total Depth           (Days)           per Day      Cost to Drill & Case            Producing Formation(s)
 ------     -----------           ------           -------      --------------------            ----------------------
---------- --------------- --------------------- ------------ ------------------------- ---------------------------------------
1          11,450          68                    168          $2.1 MM                   Wasatch, Mesaverde, Blackhawk
---------- --------------- --------------------- ------------ ------------------------- ---------------------------------------
2          13,200          52                    254          $1.9 MM                   Blackhawk, Mesaverde (behind pipe)
---------- --------------- --------------------- ------------ ------------------------- ---------------------------------------
3          11,650          40                    291          $1.6 MM                   Mesaverde
---------- --------------- --------------------- ------------ ------------------------- ---------------------------------------
4          11,800          38                    311          $1.4 MM                   Mesaverde
---------- --------------- --------------------- ------------ ------------------------- ---------------------------------------
5          11,650          33                    353          $1.3 MM                   Mesaverde
---------- --------------- --------------------- ------------ ------------------------- ---------------------------------------

Riverbend Gas Gathering
Gasco recently installed compression to the previously announced Gate Canyon Blackhawk discovery. The addition of compression resulted in incremental additional production of 250 - 300 thousand cubic feet per day (Mcf/d). Engineers are encouraged by the production boost in the well which now averages 700 Mcf/d from the Wasatch, Upper and Lower Mesaverde and Blackhawk intervals.

Company-owned gas gathering assets include 70,000 feet of pipeline with plans to lay another 53,000 feet of gathering in the Riverbend area within the next 60 days. Gasco will be adding compression to Wilkin Ridge in the next several weeks, dependent upon compressor availability. Engineers continue to evaluate additional gathering and compression needs in each of the four Riverbend Project areas: Riverbend, West Desert, Wilkin Ridge and Gate Canyon.

Production

Net cumulative production for second quarter 2004 was 130 million cubic feet equivalent (MMcfe). This is a 20% increase over second quarter 2003 production. Sequential quarterly production was off 4% from the 136 MMcfe produced in the first quarter 2004. First half 2004 production of 266 MMcfe was 82% greater than the 146 MMcfe produced in the first six months of 2003. Production on July 29, 2004 was 6.5 MMcfe/d gross and 2.2 MMcfe/d net. The average price received for natural gas sales in the second quarter was $5.96 per Mcfe. Natural gas comprised 94% of Gasco's second quarter and first half production.

Gasco attributes the fractional decline in net production to normal production declines in wells that were brought online early in the first quarter and the slow pace of completion activity as the 2004 drilling program got underway. Long-lived wells marked by hyberbolic decline deplete rapidly early in the life of the well and at a much lower rate later in the wells' lives. Two additional wells were brought online late in the second quarter, the production benefit of which will be realized in the third quarter.

Management Comment
"Drilling efficiencies and improving performance in Riverbend are exactly what we expected to see," said Gasco CEO and president, Mark Erickson. "We have two rigs running, move times are improving and we are getting better at exploiting our Uinta Basin leasehold. We will soon spud another Blackhawk test in the Riverbend Area which will further delineate the Blackhawk potential over our acreage. Gasco remains on track to drill 13-15 gross wells in 2004, our greatest activity level in company history"

Upcoming Conference
Gasco management will be presenting at The Ninth Oil & Gas Conference in Denver on Tuesday, August 3 at 10:00 AM. Please visit the conference website www.theoilandgasconference.com for a delayed webcast of CEO, Mark Erickson's presentation. Slides from the presentation are available at www.gascoenergy.com.

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Part I, Item 1 of the Company's latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

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